Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 No. 333-281558 pertaining to the Second Amended and Restated GeoPark Limited Non-Executive Director Plan,
(2)	Form S-8 No. 333-228763 pertaining to the GeoPark Limited 2018 Equity Incentive Plan,
(3)	Form S-8 No. 333-228762 pertaining to the GeoPark Group Stock Awards Plan,
(4)	Form S-8 No. 333-214291 pertaining to the Amended and Restated GeoPark Limited Non-Executive Director Plan, and
(5)	Form S-8 No. 333-201016 pertaining to the GeoPark Group Stock Awards Plan and GeoPark Limited Non-Executive Director Plan;

of our report dated March 8, 2023, with respect to the consolidated financial statements of GeoPark Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2024.

/s/ Pistrelli, Henry Martin y Asociados S.A. (successor of Pistrelli, Henry Martin y Asociados S.R.L.)

Member of Ernst & Young Global Limited

Buenos Aires, Argentina

April 2, 2025